Prepared By/Return To:
Attn: Kenneth D. Fox, Esquire Sheppard, Mullin, Richter & Hampton llp 650 Town Center Drive, 4th Floor Costa Mesa, California 92626-1993
SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT

AND FIXTURE FILING

by

G&E HEALTHCARE REIT MEDICAL PORTFOLIO 1, LLC,

a Delaware limited liability company,

as Mortgagor,

in favor of

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Florida Uniform Commercial Code.

Mortgagor’s Organizational Identification Number is 4484609.

NOTICE TO RECORDER: This Mortgage secures indebtedness in the aggregate principal amount of $22,000,000; this same indebtedness is also secured by other mortgages and deeds of trust encumbering real and personal property located in Florida and in other jurisdictions. The aggregate value of all the Florida mortgaged property (whether fee simple or leasehold) securing the indebtedness is $23,800,000; the aggregate value of all the Florida mortgaged real property (excluding leaseholds) securing the indebtedness is $17,100,000; and the value of all the mortgaged property (fee simple and leasehold), wherever located, is $37,350,000, so that the Florida mortgaged fee simple property (excluding leaseholds) represents 45.7831 percent of all such collateral. Pursuant to §199.133(2) of the Florida Statutes, nonrecurring Florida intangible personal property taxes in the amount of $20,144.58 are due upon the Florida mortgages securing said indebtedness, based on the proportion of the indebtedness secured by Florida fee simple property, or $10,072,289.16. Pursuant to Rule 12B-4.053(31)(c) of the Florida Administrative Code, Florida documentary stamp taxes in the total amount of $77,000.00 are due on the Florida mortgages, based on the $22,000,000 principal amount of the indebtedness, which is less than the aggregate value of all the Florida mortgaged property. Said intangible taxes and stamp taxes are being paid for all the Florida mortgages upon recordation of one such Florida mortgage in the Public Records of      County, Florida under Clerk’s File Number      .

MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING

(Largo Medical Arts Center)

This Mortgage, Assignment, Security Agreement and Fixture Filing is granted as of the 1st day of February, 2008, by G&E HEALTHCARE REIT MEDICAL PORTFOLIO 1, LLC, a Delaware limited liability company (herein referred to as “Mortgagor”), whose address is c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705, to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Mortgagee”), whose address is c/o Wachovia Bank, N.A., Real Estate Financial Services, General Banking Group, Mail Code: CA 6233, 15750 Alton Parkway, Irvine, California 92618.

Recitals

Whereas, concurrently with the execution of this Mortgage, Mortgagee and Mortgagor are entering into the Loan Agreement (as hereinafter defined), pursuant to which Mortgagee is making the Loan (as hereinafter defined) to Mortgagee, a portion of the proceeds of which shall be used to repay certain indebtedness pertaining to the Property. As a condition precedent to making the Loan, Mortgagee has required that Mortgagor execute and deliver this Mortgage, Assignment, Security Agreement and Fixture Filing to Mortgagee.

Grants and Agreements

Now, therefore, in order to induce Mortgagee to make the Loan to Mortgagor, Mortgagor agrees as follows:

Article I

Definitions

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

"Accessories” means all fixtures, goods which are, or are to become, fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.

"Accelerating Transfer” means any Transfer of all or any part of the Property, the legal or beneficial interest therein, or any membership interest in Mortgagor in violation of Section 5.2 of this Mortgage.

"Accounts” means all accounts of Mortgagor, within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

"Additional Mortgages” has the meaning set forth in the definition of “Obligations” set forth below.

"Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

"Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

"Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

"Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

"Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

"Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

"Design and Development Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, if any; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements, if any; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements, if any; and (d) all amendments of or supplements to any of the foregoing.

"Encumbrance” means any Lien, easement, right of way, roadway (public or private), condition, covenant or restriction (including any condition, covenant or restriction imposed in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

"Environmental Agreement” means the Environmental Indemnity Agreement of even date herewith by and between Mortgagor and Guarantor in favor of Mortgagee pertaining to the Property, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The Environmental Agreement is one of the Loan Documents, but this Mortgage does not secure the obligations of Mortgagor or Guarantor under the Environmental Agreement or any other “Environmental Indemnity” as defined in the Loan Agreement.

"Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

"Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

"Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

"Ground Lease” means that certain Ground Lease between Ground Lessor, as lessor, and Mortgagor, successor-in-interest to TST Tampa Bay, Ltd., a Florida limited partnership, as lessee, dated as of February 4, 1998, as evidenced by that certain Memorandum of Ground Lease recorded in the Official Records of Pinellas County, Florida in Book 9988, Page 2026.

"Ground Lessor” means Largo Medical Center, Inc., an Florida corporation.

"Guarantor” means Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation.

"Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any off-site improvements owned by Mortgagor in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

"Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

"Land” means the real property described in Exhibit A attached hereto and made a part hereof.

"Laws” means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.

"Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof (including but not limited to all leasehold estate, right, title and interest of Grantor in and to the Ground Lease, and any sub-ground leases), together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

"Letter of Credit” means any letter of credit issued by Mortgagee for the account of Mortgagor or its nominee in connection with the Property, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.

"Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan” means the loan from Mortgagee to Mortgagor, the repayment obligations in connection with which are evidenced by the Note.

"Loan Agreement” means the Loan Agreement of even date herewith between Mortgagor and Mortgagee which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Loan Documents” means this Mortgage, any Additional Mortgages, the Note, the Repayment Guaranty, the Environmental Agreement, the Loan Agreement, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents (other than any Swap Contracts) which Mortgagor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Mortgage” means this Mortgage, Assignment, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Mortgagee” means Mortgagee and its successors and assigns.

"Note” means the Promissory Note of even date herewith in the original principal amount of Twenty-Two Million and No/100 Dollars ($22,000,000.00) made by Mortgagor to the order of Mortgagee, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Mortgage.

"Obligations” means all present and future debts, obligations and liabilities of Mortgagor to Mortgagee arising pursuant to, and/or on account of, the provisions of this Mortgage, any additional deeds of trust or mortgages now or hereafter made to secure the Loan (“Additional Mortgages”), the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage, any Additional Mortgages or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Mortgagor under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage, any Additional Mortgages or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage; excluding, however, the debts, obligations and liabilities of Mortgagor under the Environmental Agreement (or any other Environmental Indemnity (as defined in the Loan Agreement)). This Mortgage does not secure the Environmental Agreement (or any other Environmental Indemnity (as defined in the Loan Agreement)), the Repayment Guaranty or any other Loan Document that is expressly stated to be unsecured.

"Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee’s interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, and (c) any other Encumbrance that Mortgagee shall expressly approve in writing in its sole and absolute discretion.

"Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.

"Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Mortgagee shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols but excluding all of Mortgagor’s rights to the payment of money to Mortgagor under any Swap Contracts) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (f) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Mortgagee related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Mortgagee to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing. For purposes of clarification, “Personalty”, and the security interests granted hereunder, do not include any of Mortgagor’s rights to the payment of money from Mortgagee (or its Affiliates) under any Swap Contracts.

"Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

"Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Development Documents, all Contracts of Sale and all Refinancing Commitments.

"Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

"Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights-of-way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements, including, without limitation, the leasehold estate created by the Ground Lease, all options and rights now existing hereafter or arising thereunder, all of Mortgagor’s right to waive, excuse, release or consent to any waiver, excuse or release of any provision of the Ground Lease or to consent to subordination of the Ground Lease to any mortgage or estate superior to the Ground Lease to any other estate and all deposits made by Mortgagor pursuant to the Ground Lease; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

"Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.

"Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.

"Repayment Guaranty” means the Repayment Guaranty of even date herewith executed by Guarantor for the benefit of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

"State” means the state in which the Land is located.

"Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, interest cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Mortgagee (or its affiliate) and Mortgagor (or its affiliate) in connection with the Loan, together with any related schedules and confirmations, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

"Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

"Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

Article II

Granting Clauses; Condition of Grant

Section 2.1 Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Mortgagor (a) irrevocably and unconditionally mortgages, grants, conveys, transfers and assigns to Mortgagee, with power of sale and right of entry and possession, all estate, right, title and interest that Mortgagor now has or may later acquire in and to the Ground Lease and the Real Property, including without limitation any options to purchase or rights of first offer/refusal under the Ground Lease; (b) grants to Mortgagee a security interest in the Personalty; (c) assigns to Mortgagee, and grants to Mortgagee a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Mortgagee , and grants to Mortgagee a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Design and Development Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time. Unless Lender otherwise agrees in writing, Mortgagor’s obligations under any Swap Contract shall continue to be secured by this Mortgage notwithstanding that Lender has sold, participated, syndicated or otherwise transferred or released some or all of its interest in the Loan to another person.

Section 2.2 Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Mortgagee to Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Mortgagee. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Mortgagee and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose.

Section 2.3 Security Agreement, Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee under the Uniform Commercial Code of the State. In addition to all of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Mortgagor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 2.4 Satisfaction or Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement and all Swap Contracts have been terminated, Mortgagee will provide to Mortgagor a satisfaction or release of the Property from the lien of this Mortgage and termination statements for filed financing statements, if any. Mortgagor shall be responsible for the recordation of such reconveyance and the payment of any recording and filing costs. Upon the recording of such satisfaction or release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void. Partial releases of the Property from the lien of this Mortgage shall be made on the terms and subject to the conditions of the Loan Agreement. No partial release shall be sought, requested or required if any Event of Default has occurred which has not been cured.

Article III

Representations and Warranties

Mortgagor makes the following representations and warranties to Mortgagee:
Section 3.1	Title to Real Property.

Mortgagor (a) owns a leasehold estate in the Real Property as set forth in the Ground Lease, (b) owns all of the beneficial and equitable interest in and to said leasehold estate, and (c) is lawfully seized and possessed of the Real Property. Mortgagor has the right and authority to convey a security interest in said leasehold estate and does hereby convey a security interest in said leasehold estate. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Development Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

To Mortgagor’s knowledge, the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

To Mortgagor’s knowledge, no buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. To Mortgagor’s knowledge, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6 Leases and Tenants.

The Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Mortgagor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Mortgagee, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV

Affirmative Covenants

Section 4.1 Obligations.

Mortgagor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 4.2 Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3 Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Mortgagee is not subjected to any Claim as a result of such contest, and (d) Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 Compliance with Laws.

Mortgagor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5 Maintenance and Repair of the Property.

Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.

Section 4.6 Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7 Subrogation.

To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Material Lease (as defined in the Loan Agreement) with respect to all or any portion of the Property without the prior written consent of Mortgagee.

(b) Mortgagee shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Mortgagee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Mortgagee shall be for any purpose other than to protect Mortgagee’s security and to preserve Mortgagee’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Article V

Negative Covenants

Section 5.1 Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Mortgagee’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.

Section 5.2 Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage). The Transfer of more than 10% of the membership interests in Mortgagor (whether in one or more transactions during the term of the Loans) shall be deemed to be a prohibited Transfer of the Property. Notwithstanding the foregoing, no transfer of shares of stock in Grubb & Ellis Healthcare REIT, Inc. shall be prohibited or shall constitute a Default or Event of Default under this Mortgage.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Mortgagee. Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, either (a) Mortgagor reasonably determines that such Accessories are not necessary for the proper ownership or operation of the Property, (b) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Mortgagor shall be deemed to have subjected such replacement Accessories to the Lien of this Mortgage), or (c) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Mortgagee to be applied to the prepayment of the principal of the Loan.

Section 5.4 Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Mortgagee. Mortgagor will complete and pay for, within a reasonable time, any Improvements which Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right-of-way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of Mortgagee, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI

Events of Default

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1 Payment Obligations.

Mortgagor fails to pay any of the Obligations when due, whether on the scheduled due date or upon acceleration, maturity or otherwise, subject to applicable cure periods.

Section 6.2 Transfers.

Mortgagor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Mortgage). The Transfer of more than 10% of the membership interests in Mortgagor (whether in one or more transactions during the term of the Loans) shall be deemed to be a prohibited Transfer of the Property. Notwithstanding the foregoing, no transfer of shares of stock in Grubb & Ellis Healthcare REIT, Inc. shall be prohibited or shall constitute a Default or Event of Default under this Mortgage.

Section 6.3 Other Obligations.

Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

Section 6.4 Event of Default Under Other Loan Documents.

An Event of Default (as defined therein) occurs under the Note or the Loan Agreement, or Mortgagor or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period).

Section 6.5 Default Under Other Lien Documents.

A default by Mortgagor occurs under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.

Section 6.6 Execution; Attachment.

Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within sixty (60) days after the same is levied.

Article VII

Rights and Remedies

Upon the happening of and during the continuance of any Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

Mortgagee may accelerate all Obligations under the Loan Documents (except as provided below) whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Mortgagor); provided that the foregoing provisions of this Section 7.1 shall not be applicable to the Swap Contracts, and any acceleration of the obligations thereunder or exercise of other remedies thereunder shall be governed by the terms of the Swap Contracts.

Section 7.2 Judicial Action; Foreclosure.

Mortgagee shall have the right to bring an action in any court of competent jurisdiction for foreclosure of this Mortgage and a deficiency judgment as provided by Law, or for specific enforcement of any of the covenants or agreements of this Mortgage. Mortgagee may cause the foreclosure sale of the Property in its entirety or in parcels, and by one or by several sales, as deemed appropriate by Mortgagee in its sole and absolute discretion. If Mortgagee chooses to have more than one foreclosure sale, Mortgagee may cause the foreclosure sales to be held simultaneously or successively, on the same day, or on such different days and at such different times as Mortgagee may elect. Mortgagee shall have no obligation to make demand on Mortgagor before any foreclosure sale. From time to time in accordance with then-applicable Law, Mortgagee may postpone any foreclosure sale by public announcement at the time and place noticed for that sale. At any foreclosure sale, the Property shall be sold to the highest bidder at public auction for cash in lawful money of the United States (or cash equivalents acceptable to Mortgagee to the extent permitted by applicable Law), payable at the time of sale. Any Person, including Mortgagee, may purchase at such sale, and any bid by Mortgagee may be, in whole or in part, in the form of cancellation of all or any part of the Obligations.

Section 7.3	Intentionally Deleted.

Section 7.4	Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Mortgagee may, but shall not be obligated to, exercise any or all of the rights and remedies provided in Section 697.07 of the Florida Statutes and perform any or all obligations of the landlord under any or all of the Leases, and Mortgagee may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limiting the generality of the foregoing, Mortgagee may notify the tenants under the Leases that all Rents are to be paid to Mortgagee, and following such notice all Rents shall be paid directly to Mortgagee and not to Mortgagor or any other Person other than as directed by Mortgagee, it being understood that a demand by Mortgagee on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Mortgagee without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Mortgagee instead of to Mortgagor, upon receipt of written notice from Mortgagee, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Mortgagee as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Mortgagee’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Mortgagee; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Mortgagee may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Mortgagee, the amount of any deficiency between (i) the Rents received by Mortgagee, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

Section 7.5 Taking Possession or Control of the Property.

As a matter of right without regard to the adequacy of the security, and to the extent permitted by Law without notice to Mortgager, Mortgagee shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Mortgagor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Mortgagee pursuant to Section 7.4. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Mortgagee may (a) enter upon, and take possession of (and Mortgagor shall surrender actual possession of), the Property or any part thereof, without notice to Mortgagor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Mortgagor and its agents and employees therefrom.

Section 7.6 Management of the Property.

Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5, Mortgagee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Mortgagor (the costs of completing such Improvements shall be Expenses secured by this Mortgage and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Mortgagee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Mortgagee shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.

Section 7.7 Uniform Commercial Code.

Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Mortgagor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Mortgagee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties. Alternatively, Mortgagee may choose to dispose of some or all of the Property, in any combination consisting of both Personalty and Real Property, in one sale to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.

Section 7.8 Application of Proceeds.

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Mortgagee from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Mortgagee may elect.

Section 7.9 Other Remedies.

Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents, any Swap Contracts with Mortgagee (or its affiliate) or by applicable Laws.

Article VIII

Indemnification of Mortgagee

Section 8.1 General Indemnity.

Mortgagor agrees to indemnify Mortgagee and to hold Mortgagee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Mortgagee is liable for any act or omission of Mortgagor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Mortgagor shall not be obligated to indemnify Mortgagee with respect to any Claim arising solely from the gross negligence or willful misconduct of Mortgagee. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, conveyance or assignment in lieu thereof and any other action by Mortgagee to enforce the rights and remedies of Mortgagee hereunder or under the other Loan Documents.

Section 8.2 Tax Indemnity.

If at any time the State shall determine that the documentary stamp tax or intangible tax paid in connection with this Mortgage or any other Loan Document is insufficient, and that additional tax should be paid then Mortgagor shall pay for the same, together with any interest or penalties imposed in connection with such determination, and Mortgagor hereby agrees to indemnify and hold Mortgagee harmless therefrom. The indemnity set forth in this Section shall survive the full payment and performance of the Obligations and the satisfaction or release of this Mortgage.

If any federal, state or local law shall hereafter be enacted which (a) for the purpose of ad valorem taxation shall deduct the amount of any Lien from the value of real property, or (b) shall impose on Mortgagee the payment of all or any part of the taxes or assessments or charges required to be paid hereunder by Mortgagor, or (c) shall change in any way the laws for the taxation of mortgages or debts secured thereby or Mortgagee’s interest in the Property, or shall change the manner of collecting such taxes, so as to affect this Mortgage or the Obligations secured hereby or the holder thereof, then upon demand Mortgagor shall pay such taxes or assessments or charges imposed on Mortgagee or shall reimburse Mortgagee therefor; provided, however, that if in the opinion of Mortgagee’s counsel the requirement that Mortgagor make such payments might be unlawful or might result in the imposition of interest in excess of the maximum lawful rate, then Mortgagee shall have the right to declare the Obligations to be due and payable thirty (30) days after notice thereof to Mortgagor.

Section 8.3 Environmental Indemnity.

Mortgagor warrants and represents to Mortgagee, except as reported by Mortgagor to Mortgagee in writing, that: (i) Mortgagor has inspected and is familiar with the environmental condition of the Property; (ii) the Property and Mortgagor, and any occupants of the Property, are in compliance with and shall continue to be in compliance with all applicable federal, state and local laws and regulations intended to protect the environment and public health and safety as the same may be amended from time to time (“Environmental Laws”); (iii) the Property is not and has never been used to generate, handle, treat, store or dispose of, in any quantity, oil, petroleum products, hazardous or toxic substances, hazardous waste, regulated substances or hazardous air pollutants (“Hazardous Materials”) in violation of any Environmental Laws; (iv) no Hazardous Materials (including asbestos, mold or lead paint in any form) are located on or under the Property or emanate from the Property; (v) there are no unregistered underground storage tanks on the Property that are subject to any underground storage tank registration laws or regulations; (vi) no notice has been received with regard to any Hazardous Material on the Property; (vii) no action, investigation or proceeding is pending or to Mortgagor’s knowledge threatened which seeks to enforce any right or remedy against Mortgagor or the Property under any Environmental Law; and (viii) all licenses, permits and other governmental or regulatory actions necessary for the Property to comply with Environmental Laws shall be obtained and maintained and Mortgagor shall assure compliance therewith.

Further, Mortgagor represents to Mortgagee that no portion of the Property is a protected wetland. Mortgagor agrees to notify Mortgagee immediately upon receipt of any citations, warnings, orders, notices, consent agreements, process or claims alleging or relating to violations of any Environmental Laws or to the environmental condition of the Property and shall conduct and complete all investigations and all cleanup actions necessary to comply with the Environmental Laws and to remove, in accordance with Environmental Laws, any Hazardous Material from the Property.

Mortgagor shall indemnify, hold harmless, and defend Mortgagee from and against any and all damages, penalties, fines, claims, suits, liabilities, costs, judgments and expenses, including attorneys’, consultants’ or experts’ fees of every kind and nature incurred, suffered by or asserted against Mortgagee as a direct or indirect result of: (i) representations made by Mortgagor in this Section being or becoming untrue in any material respect; (ii) Mortgagor’s violation of or failure to meet the requirements of any Environmental Laws; or (iii) Hazardous Materials which, while the Property is subject to this Mortgage, exist on the Property. Mortgagee shall have the right to arrange for or conduct environmental inspections of the Property from time to time (including the taking of soil, water, air or material samples). The cost of such inspections made after Default (as hereinafter defined) or which are required by laws or regulations applicable to Mortgagee shall be borne by Mortgagor. However, Mortgagor’s indemnity shall not apply to any negligent or intentional act of Mortgagee which takes place after foreclosure or satisfaction of this Mortgage. These indemnification obligations are in addition to general indemnification provisions set forth in Section 8.1. Mortgagor’s Obligations under this section shall continue, survive and remain in full force and effect notwithstanding the repayment of the Obligations, a foreclosure of or exercise of power of sale under this instrument, a delivery of a deed in lieu of foreclosure, a cancellation or termination of record of this instrument and the transfer of the Property.

Article IX

Miscellaneous

Section 9.1 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Mortgagee as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

Section 9.2 No Waiver by Mortgagee.

No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.

Section 9.3 Waivers and Agreements Regarding Remedies.

To the fullest extent Mortgagor may do so under applicable law, Mortgagor hereby:

(a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b) waives all rights to a marshalling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 9.4 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors.

Section 9.5 No Warranty by Mortgagee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

Section 9.6 Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 9.7 Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 9.8 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 9.9 Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

Section 9.10 Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 9.11 Governing Law.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE (AND UNDER THE OTHER LOAN DOCUMENTS IN ACCORDANCE WITH THEIR TERMS) SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICTS-OF-LAW RULES AND PRINCIPLES OF SUCH STATE. MORTGAGOR AND MORTGAGEE FURTHER ACKNOWLEDGE, AGREE AND STIPULATE THAT THE STATE OF CALIFORNIA HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES INVOLVED IN THIS TRANSACTION AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS MORTGAGE. NOTWITHSTANDING THE FOREGOING, THE PARTIES FURTHER AGREE THAT:

(a) THE PROCEDURES GOVERNING THE ENFORCEMENT BY MORTGAGEE OF PROVISIONAL REMEDIES AGAINST MORTGAGOR DIRECTLY RELATING TO THE SECURED PROPERTY, INCLUDING, BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ANY SUCH ACTIONS FOR REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR THE APPOINTMENT OF A RECEIVER, SHALL BE GOVERNED BY THE LAWS OF FLORIDA; AND

(b) THE LAWS OF FLORIDA SHALL APPLY TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY IN ORDER TO CREATE, PERFECT AND FORECLOSE THE SECURITY INTERESTS, LIENS AND ASSIGNMENTS OF RENTS AND LEASES ARISING UNDER THIS MORTGAGE; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION SHALL IN ANY EVENT BE CONSTRUED TO PROVIDE THAT THE SUBSTANTIVE LAW OF FLORIDA SHALL APPLY TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS MORTGAGE OR EVIDENCED BY THE LOAN DOCUMENTS, WHICH ARE AND SHALL CONTINUE TO BE GOVERNED BY THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA. IN SUCH CONNECTION, THE PARTIES FURTHER AGREE THAT:

(1) MORTGAGEE MAY ENFORCE ITS RIGHTS UNDER THE LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ITS RIGHT TO SUE MORTGAGOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS OR TO OBTAIN A JUDGMENT AGAINST MORTGAGOR IN CALIFORNIA, FLORIDA OR ANY OTHER STATE FOR ANY DEFICIENCY PRIOR TO OR FOLLOWING FORECLOSURE) IN ACCORDANCE WITH THE TERMS THEREOF. IF MORTGAGEE OBTAINS A DEFICIENCY JUDGMENT IN A STATE OTHER THAN FLORIDA, THEN MORTGAGEE SHALL HAVE THE RIGHT TO ENFORCE SUCH JUDGMENT IN FLORIDA, AS WELL AS IN ANY OTHER STATE; AND

(2) ANY LAWS OF FLORIDA RELATING TO USURY, ANTI-DEFICIENCY, ONE FORM OF ACTION, SECURITY-FIRST OR ANY SIMILAR MATTERS SHALL BE INAPPLICABLE TO THE OBLIGATIONS AND INDEBTEDNESS SECURED BY THIS MORTGAGE AND TO THE ENFORCEMENT OR REALIZATION BY MORTGAGEE OF ITS RIGHTS AND REMEDIES RELATING THERETO, INCLUDING (i) MORTGAGEE’S RIGHT TO OBTAIN A DEFICIENCY JUDGMENT EITHER PRIOR TO OR FOLLOWING FORECLOSURE OR (ii) MORTGAGEE’S RIGHT TO FORECLOSE ON THE SECURED PROPERTY JUDICIALLY OR NONJUDICIALLY FOLLOWING ANY EXERCISE OR ENFORCEMENT OF ANY OTHER RIGHTS OR REMEDIES OF MORTGAGEE.

Section 9.12 Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

Section 9.13 Future Advances Secured.

This Mortgage is given to secure not only existing Obligations, but also future advances made within 20 years of the date of this Mortgage to the same extent as if such future advances were made on the date of the execution of this Mortgage. The principal amount that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed $44,000,000.00 (if the foregoing blank space is incomplete, then the maximum total amount shall be twice the principal amount of the Loan), plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured hereby. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any existing or future Obligations secured by this Mortgage. Nothing herein obligates Mortgagee to provide credit in excess of the amount of the Loan.

Article X

Ground Lease

Section 10.1 General.

Mortgagor agrees not to amend, modify, extend, renew or terminate the leasehold estate which constitutes a portion of the Property, any interest therein, or the Ground Lease without the prior written consent of Mortgagee, which consent may be withheld by Mortgagee in its absolute and sole discretion. Consent to one amendment, modification, extension or renewal shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, modifications, extensions or renewals. Mortgagor agrees to perform all obligations and agreements under the Ground Lease and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold. Mortgagor agrees to promptly notify Mortgagee in writing with respect to any default or alleged default by any party thereto and to promptly deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Mortgagor with respect to any such default or alleged default. Mortgagee shall have the option to cure any such default and to perform any or all of Mortgagor’s obligations thereunder. All sums expended by Mortgagee in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice.

Section 10.2 Representations, Warranties, and Agreements.

Mortgagor hereby represents, warrants, covenants and agrees that:

(a) This Mortgage is duly executed and delivered in conformity with, and does not violate or breach any term or covenant of, the Ground Lease.

(b) Mortgagor will promptly pay, when due and payable, the net rent, additional rent, if any, taxes, if any, and all other sums and charges mentioned in and made payable pursuant to the Ground Lease.

(c) Mortgagor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Mortgagor as lessee under the Ground Lease, within the period (exclusive of grace periods) provided in the Ground Lease, or such lesser periods (exclusive of grace periods) as are provided in this Mortgage, and will do all things necessary to preserve and to keep unimpaired its rights under the Ground Lease. Mortgagor specifically acknowledges Mortgagee’s right, while any default by Mortgagor under any Ground Lease remains uncured, to perform the defaulted obligations and take all other actions which Mortgagee reasonably deems necessary to protect its interests with respect thereto, and Mortgagor hereby irrevocably appoints Mortgagee its true and lawful attorney-in-fact in its name or otherwise to execute all documents, and perform all other acts, which Mortgagee reasonably deems necessary to preserve its or Mortgagor’s rights with respect to any Leasehold. Such appointment is deemed coupled with an interest.

(d) Mortgagor will promptly notify Mortgagee in writing of any default (including the expiration of all notice and cure periods) by Mortgagor in the performance or observance of any of the terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Ground Lease.

(e) Mortgagor will (i) promptly notify Mortgagee in writing of the receipt by Mortgagor of any notice from the Ground Lessor and of any notice noting or claiming any default by Mortgagor in the performance or observance of any of the terms, covenants or conditions on the part of Mortgagor to be performed or observed under the Ground Lease; (ii) promptly notify Mortgagee in writing of the receipt by Mortgagor of any notice from the Ground Lessor to Mortgagor of termination of the Ground Lease pursuant to the provisions of the Ground Lease; (iii) promptly cause a copy of each such notice received by Mortgagor from the Ground Lease to be delivered to Mortgagee; provided, however, that no such delivery by Mortgagor to Mortgagee of any such notices shall be deemed to waive, release, or modify any obligation of the Ground Lessor to separately provide such notice to Mortgagee pursuant to the terms of the Ground Lease; and (iv) will promptly notify Mortgagee in writing of any default by the Ground Lessor in the performance or observance of any of the terms, covenants or conditions on the part of the Ground Lessor to be performed or observed.

(f) Mortgagor will promptly notify Mortgagee in writing of all arbitration or other proceedings regarding the Property or the Ground Lease. Mortgagee shall have the right to participate in any such arbitration proceedings in association with Mortgagor or on its own behalf as an interested party and no determination made in such proceeding or settlement or agreement in connection therewith shall be binding upon Mortgagee unless and until Mortgagee has participated in such proceeding and/or consented to such settlement or agreement.

(g) Mortgagor will not, without the prior written consent of Mortgagee (which may be granted or withheld in the sole and absolute discretion of Mortgagee), terminate, materially modify or surrender or suffer or permit any termination, material modification or surrender of the Ground Lease.

(h) Promptly upon demand by Mortgagee, Mortgagor shall use reasonable efforts to obtain from the Ground Lessor and deliver to Mortgagee a certificate stating that such Ground Lease is in full force and effect, is unmodified, that no notice of termination thereon has been served on Mortgagor, stating that no default or event which with notice or lapse of time (or both) would become a default is existing under the Ground Lease (or specifying the nature of any defaults or events which with notice or lapse of time, or both, would become a default under the Ground Lease), stating the date to which net rent has been paid, and containing such other statements and representations as may be requested by Mortgagee.

(i) Mortgagor will furnish to Mortgagee, within five (5) days after request by Mortgagee, proof of payment of all items that are required to be paid by Mortgagor pursuant to the Ground Lease and proof of payment which is required to be given to the Ground Lessor.

(j) Mortgagor shall not consent to any waiver of Ground Lessor’s obligations under the Ground Lease, material modification or cancellation of any provision of the Ground Lease.

(k) Mortgagor shall execute and deliver, on request of Mortgagee, such instruments as Mortgagee may deem useful or require to permit Mortgagee to cure any default under the Ground Lease or permit Mortgagee to take such other action as Mortgagee considers desirable to cure or remedy the matter in default and preserve the interest of Mortgagee in the Premises.

(l) Mortgagor shall not subordinate the Ground Lease or any of its leasehold estate thereunder to any Mortgage or other encumbrance of, or lien on, any interest in the real property subject to the Ground Lease without the prior written consent of Mortgagee. Any such subordination without such consent shall, at Mortgagee’s option, be void.

(m) Mortgagor shall exercise any option or right to renew or extend the term of the Ground Lease at least six (6) months prior to the date of termination (or if later, then the earliest date for such exercise provided in the Ground Lease) of any such option, or right, shall give immediate written notice thereof to Mortgagee, and shall execute, deliver and record any documents requested by Mortgagee to evidence the lien of this Mortgage on such extended or renewed lease term. If Mortgagor fails to exercise any such option or right as required herein, Mortgagee may exercise the option or right as Mortgagor’s agent and attorney-in-fact pursuant to this Mortgage, or in Mortgagee’s own name or in the name of and on behalf of a nominee of Mortgagee, as Mortgagee chooses in its absolute discretion. Such appointment is deemed coupled with an interest.

(n) Without limiting the provisions of this Mortgage, Mortgagor hereby specifically assigns to Mortgagee, as security for the Obligations, all prepaid rents and security deposits and all other security which the Ground Lessor under the Ground Lease holds for the performance of Mortgagor’s obligations thereunder.

(o) Promptly upon demand by Mortgagee, Mortgagor shall use reasonable efforts to obtain from the Ground Lessor under the Ground Lease and furnish to Mortgagee an estoppel of such Ground Lessor stating the date through which rent has been paid, whether or not there are any defaults, and the specific nature of any claimed defaults.

(p) Mortgagor shall notify Mortgagee promptly in writing of any request by either party to any Ground Lease for arbitration, appraisal or other proceedings relating to the Ground Lease and of the institution of any such proceeding, and shall promptly deliver to Mortgagee a copy of all determinations in any such proceeding. Mortgagee shall have the right, but not the obligation, following written notice to Mortgagor, to participate in any such proceeding in association with Mortgagor or on its own behalf as an interested party. Mortgagor shall notify Mortgagee promptly in writing of the institution of any legal proceeding involving obligations under the Ground Lease, and Mortgagee may intervene in any such legal proceeding and be made a party, at its option. Mortgagor shall promptly provide Mortgagee with a copy of any decision rendered in connection with any such proceeding.

(q) To the extent not expressly prohibited by law, the price payable by Mortgagor or any other party in the exercise of the right of redemption, if any, from any sale under, or decree of foreclosure of, this Mortgage shall include all rents and other amounts paid and other sums advanced by Mortgagee on behalf of Mortgagor as the ground lessee under the Ground Lease.

(r) In addition to all other Events of Default described in this Mortgage, the occurrence of any of the following shall be an Event of Default hereunder:

(i) A breach or default by Mortgagor under the Ground Lease; or

(ii) The occurrence of any event or circumstance which gives the Ground Lessor under the Ground Lease a right to terminate the Ground Lease.

(s) As used in this Mortgage, the “Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq., as modified and/or recodified from time to time. Notwithstanding anything to the contrary contained herein with respect to the Ground Lease:

(i) Mortgagor shall not treat the Ground Lease as terminated by any election made under Section 365(h) of the Bankruptcy Code of 1978 or under any similar law or right of any nature, and hereby assigns to Mortgagee any right to acquiesce in any such termination.

(ii) The lien of this Mortgage attaches to all of Mortgagor’s rights under Subsection 365(h) of the Bankruptcy Code, including without limitation any and all elections to be made thereunder, any and all rights under the Ground Lease which Mortgagor is entitled to retain pursuant to 11 U.S.C. § 365(h)(1)(A)(ii) in the event of a rejection under the Bankruptcy Code of such Lease by the Ground Lessor thereunder (or any trustee thereof), and any and all rights of offset under or as described in 11 U.S.C. § 365(h)(1)(B).

(iii) Mortgagor acknowledges and agrees that, as the Mortgagee under this Mortgage and by operation of 11 U.S.C. § 365(h)(1)(D), Mortgagee has, and until this Mortgage has been fully released continuously shall have, whether before or after any default under any of the Obligations or the taking of any action to enforce any of Mortgagee’s rights and remedies under this Mortgage or any foreclosure sale hereunder, the complete, unfettered and exclusive right, in its sole and absolute discretion, to elect (the “365(h) Election”) whether (i) the Ground Lease that has been rejected under the Bankruptcy Code by the Ground Lessor thereunder (or any trustee therefor) shall be treated as terminated under 11 U.S.C. § 365(h)(1)(A)(i), or (ii) the rights under such Ground Lease that are in or appurtenant to the real property, as described in 11 U.S.C. § 365(h)(1)(A)(ii), should be retained pursuant to that subsection. To the extent that, notwithstanding the preceding sentence and 11 U.S.C. § 365(h)(1)(D), Mortgagor now or at any time in the future has any right to make, or to participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to the Ground Lease, Mortgagor hereby absolutely assigns and conveys to Mortgagee any and all such rights, and all of Mortgagor’s right, title, and interest therein, which may be used and exercised by Mortgagee completely, exclusively, and without any restriction whatsoever, in Mortgagee’s sole and absolute discretion, whether before or after any default upon any of the Obligations, the taking of any action to enforce any of Mortgagee’s rights and remedies under this Mortgage, or any foreclosure sale hereunder. Mortgagor hereby unconditionally and irrevocably appoints Mortgagee as its attorney-in-fact to exercise Mortgagor’s right, if any, to make, or participate in or otherwise in any matter affect the making of, the 365(h) Election with respect to the Ground Lease. Such appointment shall be deemed coupled with an interest. Mortgagor shall not in any manner impede or interfere with any action taken by Mortgagee and, at the request of Mortgagee, Mortgagor shall take or join in the taking of any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to the Ground Lease, in such manner as Mortgagee determines in its sole and absolute discretion. Unless and until instructed to do so by Mortgagee (as determined by Mortgagee in its sole and absolute discretion), Mortgagor shall not take any action to make, or participate in or otherwise in any manner affect the making of, the 365(h) Election with respect to the Ground Lease, including in particular, but without limitation, any election to treat the Ground Lease as terminated. Mortgagee shall have no obligation whatsoever to Mortgagor or any other person or entity in connection with the making of the 365(h) Election with respect to the Ground Lease or any instruction by Mortgagee to Mortgagor given, withheld or delayed in respect thereof, nor shall Mortgagee have any liability to Mortgagor or any other person or entity arising from any of the same.

(iv) As security for the Obligations, Mortgagor hereby irrevocably assigns to Mortgagee all of Mortgagor’s rights to damages arising from any rejection by the Ground Lessor (or any trustee thereof) of the Ground Lease under the Bankruptcy Code. Mortgagee and Mortgagor shall proceed jointly or in the name of Mortgagor in respect of any claim or proceeding relating to the rejection of the Ground Lease, including without limitation the right to file and prosecute any proofs of claim, complaints, motions and other documents in any case in respect of such Ground Lessor under the Bankruptcy Code. This assignment shall continue in effect until all of the Obligations have been satisfied in full. Any amounts received by Mortgagee or Mortgagor as damages arising from the rejection of the Ground Lease as aforesaid shall be applied first to all costs reasonably incurred by Mortgagee (including attorneys’ fees) in connection with this subsection (c) and then in accordance with other applicable provisions of this Mortgage.

(v) If, pursuant to the Bankruptcy Code, Mortgagor seeks to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance of the Ground Lessor’s obligations after the rejection by the Ground Lessor (or any trustee thereof) of such Ground Lease, Mortgagor shall, prior to effecting such offset, notify Mortgagee in writing of its intent to do so, setting forth the amounts proposed to be offset and, in the event that Mortgagee objects, Mortgagor shall not effect any offset of the amounts to which Mortgagee objects. If Mortgagee fails to object within ten (10) days following receipt of such notice, Mortgagor may offset the amounts set forth in Mortgagor’s notice.

(vi) If any legal proceeding is commenced with respect to the Ground Lease in connection with any case under the Bankruptcy Code, Mortgagee and Mortgagor shall cooperatively conduct any such proceeding with counsel reasonably agreed upon between Mortgagor and Mortgagee. Mortgagor shall, upon demand, pay to Mortgagee all costs (including attorneys’ fees) reasonably incurred by Mortgagee in connection with any such proceeding.

(vii) Mortgagor shall immediately notify Mortgagee orally upon learning of any filing by or against the Ground Lessor under the Ground Lease of a petition under the Bankruptcy Code. Mortgagor shall thereafter promptly give written notice of such filing to Mortgagee, setting forth any information available to Mortgagor with respect to the date of such filing, the court in which such petition was filed, and the relief sought therein. Mortgagor shall promptly deliver to Mortgagee all notices, pleadings and other documents received by Mortgagor in connection with any such proceeding.

The generality of the provisions of this section relating to Ground Lease shall not be limited by other provisions of this Mortgage setting forth particular obligations of Mortgagor which are also required by Mortgagor as the lessee under the Ground Lease.

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first written above.

MORTGAGOR:
G&E HEALTHCARE REIT MEDICAL PORTFOLIO 1, LLC, a Delaware limited liability company By: /s/ Andrea R. Biller Name: Andrea R. Biller Title: Authorized Signatory

ACKNOWLEDGMENTS

STATE OF CALIFORNIA	)
)
COUNTY OF ORANGE	)

On January 31, 2008, before me, P.C. Han, a Notary Public, personally appeared Andrea R. Biller who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity(ies), and that by her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

Signature /s/ Phil C. Han

[Seal] P.C. Han
[Seal] Commission # 1753200
[Seal] Notary Public – California
[Seal] Orange County
[Seal] My Comm. Expires Jun 25, 2011

STATE OF CALIFORNIA	)
)
COUNTY OF _____________	)

On      , before me,      , a Notary Public, personally appeared      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

Signature